SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  November 3, 2003

Date of earliest event reported:  October 31, 2003

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL 60602
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Item 5.                                   Other Events.

On October 31, 2003, Jonathan P. Ferrando resigned as a director of LKQ Corporation, a Delaware corporation (“LKQ”).  Mr. Ferrando was the designee of AutoNation, Inc. on LKQ’s board of directors.  Mr. Ferrando’s resignation was a result of AutoNation, Inc. selling its interest in LKQ in the recent initial public offering of LKQ and was not due to any disagreement with LKQ on any matter relating to LKQ’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 3, 2003

LKQ CORPORATION

By:	/s/ MARK T. SPEARS
Mark T. Spears
Senior Vice President and Chief Financial Officer